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                                  EXHIBIT 10.16

                                T.B. WOOD'S, INC.
                              EMPLOYMENT AGREEMENT


         This Employment Agreement dated as of April 14, 1998, (the "Employment Agreement") by and between T.B. Wood's, Inc. a Delaware corporation, with its principal offices and place of business in Chambersburg, PA (the "Employer") and Michael L. Hurt (the "Executive").

         WHEREAS Employer wishes to employ Executive in a full time capacity as President ___ and Executive wishes to accept such employment subject to the terms and conditions set forth in this Agreement;


         NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto each hereby agree to all the terms and conditions of this Employment Agreement as follows:

1.       Compensation and Benefits
         -------------------------

A. Employer agrees to pay the Executive a salary of no less than $265,000 annually for the term of this Agreement, subject to the conditions set forth elsewhere in this Agreement. Notwithstanding the foregoing the parties may mutually adjust Executive's compensation without breaching or invalidating this Employment Agreement. The compensation due hereunder shall be payable on a semi-monthly basis.

B. The Executive shall be eligible to and shall participate in any bonus or incentive compensation plans in which said Executive is participating on the date hereof and which are hereafter maintained by the Employer for its executive employees.

C. The Executive shall be eligible to and shall participate in all employee benefit plans or programs of the Employer in which said Executive is participating on the date hereof and which are hereafter maintained by the Employer for its executive employees. Moreover, the Executive shall be entitled to reimbursement for reasonable travel and other expenses in accordance with the Employer's policies in effect, as amended from time to time, for its executive employees.

D. Nothing contained in Section 1.B. or 1.C. of this Employment Agreement shall require or be interpreted to require Employer to establish, maintain, or continue any bonus or incentive compensation plan, or any other employee benefit plan or program.

E. Executive's participation in any bonus or executive compensation plan or any employee benefit plan or program shall be subject to the terms and conditions of such plan or program as they may be amended from time to time.

F. Executive understands and agrees that he shall not be entitled to any other compensation in addition to that provided under this agreement by reason of a change of ownership or control of the Employer, unless specifically set forth in another written agreement signed by Employer.

G. Executive understands and agrees that except as expressly provided herein, compensation for services hereunder is contingent on Executive's performance of the obligations contained in this Employment Agreement. Therefore, except as otherwise expressly agreed by the Employer and the Executive in writing, if Executive terminates this Employment Agreement or his performance is not in compliance with his obligations hereunder, Employer will have no further obligation under this Agreement to provide any compensation or benefits beyond Executive's last day of active employment. Provided, however, that if any of the following shall occur, the Executive may, at said Executive's option, leave the employment of the Employer, and the Employer agrees to pay the Executive $350,000 per annum for a period of two years after Executive's last day of active employment.

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          (1) a reduction by the Employer, without the Executive's consent, in the Executive's salary or other fixed compensation below that compensation expressly set forth in Section 1.A. hereof;

          (2) the failure of the Employer to offer Executive the opportunity to participate in any bonus or incentive compensation plan, or other employee benefit plan or program established and maintained by Employer for its executive employees in which the Executive is a participant on the date hereof, or for which he shall subsequently become eligible, if Employer establishes, maintains or continues (as the case may be) such plan or program for its other executive employees.

          (3) a significant reduction in the position or status of the Executive or a significant change in the location of the Executive's principal office after the date hereof without the Executive's consent.


     The Executive shall be deemed to have consented to any of the conditions described in Section 1.G.(1), 1.G.(2) or 1.G.(3) above unless the Executive shall object thereto in writing and resign his employment within 90 days after receiving written notice thereof.

H. If the Employer decides it no longer needs the services of the Executive before the expiration of this Employment Agreement and prior to, but not in anticipation of, a transaction other than a public sale of the Company's common stock in which more than 50% of the Company's common stock is sold to parties other than current shareholders or affiliates of current shareholders (a "Change of Control Transaction"), the Employer agrees to pay the Executive the compensation provided under Section 1.A. of this Employment Agreement for twenty-four months after Executive's last day of active employment. However, if the Executive should subsequently enter into Competition with the Employer as described in Section 8 below, then no further payments shall be due to the Executive under this Employment Agreement after the date of the Executive having so entered into Competition with the Employer. If after a Change of Control Transaction the Employer decides it no longer needs the services of the Executive before the expiration of this Employment Agreement, the Employer agrees to pay the Executive $350,000 per annum for a period of two years after Executive's last day of active employment.

2.   Duties.
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     The Executive will continue to be the President or other senior executive officer of the Employer and shall discharge the duties of such office(s) to the best of the Executive's ability and in accordance with the Employer's by-laws. The Executive shall continue to perform faithfully and diligently the foregoing duties on a full-time basis, consistent with the Employer's practices prior to the date hereof: (a) devoting the Executive's entire working time, ability, and attention to the business of the Employer; and (b) performing such other duties as shall be commensurate with the above stated executive capacity as President as the Employer shall from time to time specify.

3.   Term of this Employment Agreement and Termination.
     --------------------------------------------------

A. The term of this Employment Agreement shall be from the date signed by the parties and ending on December 31, 2002.

B. At any time that Good Cause (as defined below) exists or has arisen, the Employer may, at its election, terminate this Employment Agreement by so notifying the Executive in writing (the "Good Cause Notice") and 30 days after the giving of the Good Cause Notice, the Employer shall thereupon be released from its obligation to make the payments or provide the benefits described in Sections 1.A., 1.B., and 1.C. hereof from and after the effective date of such termination. For purposes of this Employment Agreement "Good Cause" shall mean the existence or occurrence of any of the following:

          (1) conviction of the Executive for a felony;

          (2) the occurrence of material loss or damage to the Employer as a result of the Executive's commission of any act or acts of theft, larceny, embezzlement, fraud, dishonesty, illegality, or moral turpitude as determined in good faith by the board of directors of the Employer, whose determination shall be final and binding;

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          (3) any other material breach of any provisions of this Employment
     Agreement which the Executive fails to cure within 10 days of the Executive's receipt of written notice thereof;

          (4) the death of the Executive;

          (5) material disability of the Executive to such an extent that the Executive is precluded from performing the duties set forth in the Employment Agreement for a period of 180 days in the aggregate during any one-year period, provided that if the Executive becomes materially disabled as a result of alcohol or substance abuse, such period shall not extend beyond 10 days; or

          (6) gross insubordination or gross and willful violation of Employer's policies.

4. Confidentially. The Executive hereby acknowledges that the Employer has made available to the Executive certain customer lists, product design information, performance standards, and other confidential and/or proprietary information owned by or licensed to the Employer, including without limitation sensitive financial information, trade secrets, and proprietary designs ("Confidential Information"). Executive agrees that he will not use or disclose any trade secret that he may have acquired during his employment with the Employer so long as it remains a trade secret, and that for a period of two years after the date that this Employment Agreement is terminated for any reason, he will not use or disclose any other Confidential Information that he may have acquired during his employment with Employer. The rights of the Employer as a result of these agreements are in addition to the rights of the Employer under common law or applicable statutes for the protection of trade secrets or confidential information.

5. Specific Remedy. If the Executive commits a material breach of any of the provisions of Section 4, the Employer shall have, in addition to the other remedies provided by law, the right and remedy to have such provisions specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Employer and that money damages will not provide an adequate remedy to the Employer.

6. Representations and Warranties. The Executive represents and warrants that entry into or continued performance of the Employment Agreement has neither caused nor required, nor will it cause or require, the Executive to breach any obligation to, or agreement or confidence with, any other person.

7. Business Opportunities. During the term of the Employment Agreement, if the Executive (or if to the knowledge of the Executive any agent, employee, officer, or independent contractor of or retained by the Executive) becomes aware of any project, investment, venture, business, or other opportunity (any of the preceding, an "Opportunity") that is similar to, competitive with, related to, or in the same field as the Employer, or any project, investment, venture, or business of the Employer, then the Executive shall use good-faith efforts to cause the Employer to have the opportunity to invest in, participate in, or otherwise become affiliated with such Opportunity. Executive shall not make any such Opportunity available to himself or any member of his immediate family without first requesting and receiving the written permission of the Employer.

8. Competition. During the term of the Employment Agreement, the Executive shall not, without the written permission of the Employer, own an interest in, operate or participate in, or be connected as an officer, director, employee, agent, independent contractor, partner, or principal with any business entity or person producing, designing, providing, or soliciting orders for, or selling, distributing, or marketing products, goods, equipment, and/or services which compete with the Employer's products, goods, equipment, and/or services (any such activities being in "Competition" with the Employer). In the event this Employment Agreement is terminated by Executive, Executive agrees that he shall, for a period of two years after the date of termination, refrain from acting as an executive or providing any management or other advisory services to or for any business or portion of a business for which belted drives, couplings, AC inverters and drives, and any other product lines Employer acquires after the date of this Agreement, but before Executive terminates his employment by Employer, collectively account for more than twenty-five percent of the revenues of such business or portion of a business.


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     Executive agrees that his services are unique and extraordinary and of such a character that the loss of such services would cause irreparable injury to the Employer. Executive further agrees that the restrictions contained herein are reasonable, and that they do not restrict him any more than is reasonably necessary to protect the legitimate business interests of the Employer.

     Executive agrees that he will not take any customer lists of the Employer after leaving his employ and that he will, for so long as he is employed hereunder and for a period of two (2) years following termination of his employment, refrain from soliciting or accepting, or attempting to solicit or accept directly or by assisting others, any business from any of the Employer's customers, including actively sought prospective customers, with whom Executive had material contact during his employment for purposes of providing products or services that are competitive with those provided by the Employer.

9.   Modification and Prior Understandings.
     --------------------------------------
A. This Employment Agreement may not be modified except by a contract in writing executed by the party(ies) thereto against whom enforcement of such modification is sought. The Employment Agreement is intended as a final and complete expression of the agreement of Employer and Executive with respect to such terms as are included in this Employment Agreement and supersedes all negotiations, stipulations, understandings, agreements, representations, and warranties, if any, with respect to the subject matter hereof or thereof.

B. This Employment Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, heirs and assigns. No rights or obligations of the Executive under the Employment Agreement may be assigned or transferred by the Executive other than rights to compensation and benefits thereunder, which may be transferred by will or operation of law, subject to the limitations of the Employment Agreement.

C. Any notices required or permitted to be given under the Employment Agreement shall be in writing and shall be deemed to have been given when delivered personally or delivered by courier, or delivered by certified or registered mail sent postage prepaid, return receipt requested, duly addressed to the party concerned at the address indicated below or to such changed address as such party may subsequently by similar process give notice of:


     If to the Employer:

     T.B. Wood's, Inc.
     440 North Fifth Avenue
     Chambersburg, PA  17201
     If to the Executive:

                  Michael L. Hurt
                  58 Cornertown Road
                  Chambersburg, PA  17201


D. In the event of the Executive's death or a judicial determination of the Executive's incompetence, reference in the Employment Agreement to the Executive shall be deemed, where appropriate, to refer to the Executive's estate or other legal representative.

E. Any controversy or dispute arising out of or relating to the Employment Agreement which is not voluntarily settled by the parties shall be submitted to and settled by arbitration in Pennsylvania, in accordance with the rules then obtaining of the American Arbitration Association. The prevailing party in any such arbitration proceeding shall be entitled to recover from the losing party its reasonable expenses for attorneys' fees and disbursements paid or incurred by or on behalf of the prevailing party. Both Executive and Employer hereby waive any right to a trial by jury for settling any dispute that arises from this agreement.

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10.  Expenses. Upon submission of proper vouchers, the Employer will pay or reimburse the Executive for all transportation, hotel, and living expenses incurred by the Executive on business trips outside the Chambersburg, PA area or any area to which such Executive may have been relocated by the Employer and for all other business and entertainment expenses reasonably incurred by the Executive in connection with the business of the Employer during the term of the Executive's active service hereunder, all in accordance with the reasonable Employer policies in effect on the date hereof and/or from time to time during the term of this Employment Agreement.

11. Indemnification. Employer shall have an obligation to indemnify Executive in the event of any claims or litigation made against Executive as a result of his activities within the scope of his employment only to the extent permitted or required by Employer's bylaws and applicable insurance policies, if any, to the extent permitted by Delaware law.

12. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Pennsylvania, but not including the choice of law provisions thereof.

TB WOOD'S, INC.



By:/s/ Thomas C. Foley                               /s/ Michael L. Hurt
                                                         EXECUTIVE